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                                                                Exhibit 10.16


                                AGENCY AGREEMENT

         THIS AGENCY AGREEMENT is dated for purposes of reference as of March 21, 1997, and is entered into between MICROTEL INTERNATIONAL, INC., a Delaware corporation (the "Issuer"), on the one hand, and YORKTON SECURITIES INC., an Ontario corporation (the "Agent"), on the other hand, with respect to the following facts:

         A. The Issuer proposes to make a private placement (the "Private Placement") of units ("Units"), each comprised of one share (individually, a "Share," and collectively, the "Shares") of the Issuer's common stock, par value of 1/3 cent per share ("Common Stock"), and one-quarter of a detachable non-transferable redeemable Common Stock purchase warrant (each whole warrant, individually, a "Warrant," and collectively, the "Warrants"). The Issuer desires to raise minimum gross proceeds of $5,000,000 and maximum gross proceeds of $10,000,000 through the Private Placement. All dollar amounts set forth in this Agreement are denominated in U.S. dollars. The Units, Shares, Warrants and Warrant Shares are sometimes collectively referred to in this Agreement as the "Securities."

         B. On the terms and subject to the conditions of this Agreement, the Issuer wishes to appoint the Agent to act as its exclusive agent for purposes of placing the Units in the Private Placement and the Agent is willing to accept such appointment.

         In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1.       Appointment of Agent.
         --------------------

         1.1 On the terms and subject to the conditions of this Agreement, the Issuer appoints the Agent as its exclusive agent for purposes of placing the Units in the Private Placement, and the Agent accepts the appointment and agrees to use its best efforts to find and introduce to the Issuer potential investors to purchase the Units. For control purposes, all subscribers in the Private Placement (the "Subscribers") shall be deemed the Agent's clients.

         1.2 The Agent may associate with other qualified securities dealers and may allow members of any such selling group such part of Agent's commission, fees or expense reimbursement as Agent may determine; provided, however, that each selling group member must agree in writing to comply with the requirements of Regulation S in connection with the Private Placement.

         1.3 The Private Placement shall be made on the terms and subject to the conditions stated in this Agreement and in the subscription agreements between the Issuer and each of the Subscribers (the "Subscription Agreements"), each of which is dated for reference purposes March 21, 1997.

2.       Terms of the Private Placement.
         ------------------------------

         2.1 The Agent shall use its best efforts to raise for the benefit of the Issuer, pursuant to the Private Placement, minimum gross proceeds of $5,000,000 ("Minimum Proceeds") and


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maximum gross proceeds of $10,000,000 ("Maximum Proceeds").  The closing of the
Private Placement (the "Closing") shall be governed by the terms of Section 8 of this Agreement. As provided in Section 8, there may be more than one
Closing of the Private Placement. The Private Placement will terminate on the earlier of (i) the date on which the Maximum Proceeds are received by the Issuer, and (ii) April 18, 1997, unless extended by the mutual agreement of the Issuer and the Placement Agent (such date, as same may be extended, is referred to herein as the "Termination Date"). In the event that the Issuer does not receive the Minimum Proceeds by the Termination Date, the Private Placement will be terminated and all subscription funds will be returned by the Agent to the Subscribers without interest thereon or deduction therefrom.

         2.2 The price per Unit issued in the Private Placement (the "Price Per Unit") shall, for purposes of the First Closing, be $2.50, and shall, for purposes of the Second Closing, be equated to 80% of the average closing bid price of the Issuer's Common Stock as reported by the Nasdaq SmallCap Market for the 10 trading days immediately preceding the date (the "Contract Date") on which the Agent contracts with the Subscribers to purchase the Units (the "Average Reported Price"), provided, however, that in no event will the Price Per Unit for purposes of the Second Closing be less than $2.50 nor more than $3.50. The Agent shall notify the Issuer of the Contract Date for each Closing and shall confirm with the Issuer the proper calculation of the Price Per Unit as provided in the previous sentence.

         2.3 The number of Units issuable to each Subscriber shall be determined by dividing the total purchase price paid by such Subscriber by the applicable Price Per Unit. No fractional Units shall be issued in the Private Placement. Any fractional Units shall be rounded down to the nearest whole Unit.

         2.4 Each whole Warrant will entitle the holder to purchase one additional share of Common Stock (individually, a "Warrant Share," and collectively, the "Warrant Shares") at an exercise price ("Exercise Price") which, for purposes of the First Closing, shall be $3.45 and, for purposes of the Second Closing, shall be equated to a 30% premium to the Average Reported Price, subject to adjustments as provided in the form of the Warrants attached to the Issuer's Confidential Private Offering Memorandum dated March 21, 1997 (the "Offering Memorandum"). The Warrants will be exercisable until 5:00 p.m. Pacific time on the date of the third anniversary of the First Closing of the Private Placement. The Warrants will be redeemable by the Issuer at a price of $.05 per Warrant, provided that (i) the Warrant Shares have been registered for resale pursuant to the Securities Act, (ii) written notice of the redemption (the "Redemption Notice") is delivered by the Issuer to the holders not less than 30 days prior to the date of redemption (the "Redemption Date"), and (iii) the last sale price of the Common Stock on the Nasdaq SmallCap Market or National Market System, or on a national securities exchange in the United States, for ten consecutive trading days is equal to or exceeds 150% of the Exercise Price of the Warrants (as adjusted). Following delivery of the Redemption Notice, the holders may continue to exercise the Warrants in whole or in part until the last business day prior to the Redemption Date.

         2.5 Each of the Securities will be issued with a restrictive legend substantially as provided in the form of the Subscription Agreement and the form of the Warrants attached as exhibits to the Offering Memorandum.





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         2.6     The Issuer will grant to Subscribers the registration rights set forth in Section 9 of the Subscription Agreements.

         2.7 The Agent shall obtain from each Subscriber a fully completed and executed Subscription Agreement, together with payment in full for the Units subscribed for thereunder.

3.       Representations and Warranties of the Issuer.
         --------------------------------------------

         The Issuer hereby represents and warrants as of the date of this Agreement and at each Closing (with the understanding that the Agent will be relying upon such representations and warranties in entering into this Agreement) that, except as otherwise disclosed in the Offering Documents (as such term is defined in Section 7.2 of the Subscription Agreements) or in Schedule A attached hereto:

         3.1 Organization. The Issuer has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Delaware. On March 26, 1997, XIT Acquisition Inc., a wholly-owned subsidiary of the Issuer ("Sub"), merged with and into XIT Corporation (the "Merger"), whereby XIT Corporation became a wholly-owned subsidiary of the Issuer and XIT Corporation's subsidiaries became indirectly owned subsidiaries of the Issuer. All of the Issuer's subsidiaries (which term, as used in this Agreement, includes both wholly-owned and indirectly-owned subsidiaries) have been duly organized and are validly existing in good standing under the laws of the respective jurisdictions in which they have been organized.

         3.2 Good Standing. The Issuer and its subsidiaries are duly qualified to do business as foreign corporations in good standing in those jurisdictions which require such qualification except to the extent that failure to so qualify would not have a material adverse effect on the Issuer's business, financial condition or results of operations.

         3.3 Authority. The Issuer has corporate power and authority to enter into this Agreement and perform its obligations hereunder, and the Issuer and its subsidiaries have corporate power and authority to own their respective properties and assets and to carry on their respective businesses as described in the Offering Documents. All corporate action on the part of the Issuer, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Issuer and the performance of all of the Issuer's obligations hereunder has been duly taken.

         3.4 Enforceability. This Agreement and the Subscription Agreements, when executed and delivered by the Issuer, will, if duly authorized, executed and delivered by the other respective parties to such agreements, be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except to the extent that rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws and except as the foregoing may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity. The Warrants and the Agent's Warrants (as defined in Section 9.5) will, when executed and delivered by the Issuer, be binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the foregoing may be limited by





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bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         3.5 No Violation. The execution and delivery of this Agreement and the consummation of the transactions or performance of the obligations contemplated by this Agreement do not and will not result in a breach of any term of, or constitute a default under, the Issuer's charter or bylaws, any statute, any indenture, mortgage, or other agreement or instrument to which the Issuer or any of its subsidiaries is or are a party or by which any of them is or are bound, or any order, writ, judgment or decree.

         3.6 Actions and Claims. To the best of the Issuer's knowledge, there are no actions or proceedings of any kind whatsoever outstanding, pending, contemplated or threatened relating to the bankruptcy or insolvency of the Issuer or any of its subsidiaries. To the best of its knowledge, there are no other claims, actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Issuer, its subsidiaries, or the directors, officers or promoters of the Issuer or its subsidiaries, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever which could materially affect its business or financial condition and, to the best of its knowledge, there is no basis therefor.

         3.7 Disclosure. The Offering Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they have been made, not misleading.

         3.8 Authorized and Validly Issued Securities. The issued and outstanding capital stock of the Issuer as of the dates set forth in the Offering Documents is as disclosed in the Offering Documents, and the issued and outstanding shares of Common Stock of the Issuer are fully paid and non-assessable. The Issuer has sufficient authorized and unissued shares of Common Stock to provide for the issuance and delivery of the Shares, the Warrant Shares and the Agent's Warrant Shares. The Issuer's authorized capital stock includes 25,000,000 shares of Common Stock with a par value of 1/3 cent per share and 10,000,000 shares of Preferred Stock with a par value of $.01 per share. The Shares, when issued in the manner contemplated by the provisions of the Subscription Agreements, will be duly authorized and validly issued and will be fully paid and non-assessable. The Warrant Shares, when issued in the manner contemplated by the Warrants, will be duly authorized and validly issued and will be fully paid and non-assessable. The Agent's Warrants Shares (as defined in Section 9.5), when issued in the manner contemplated by the Agent's Warrants, will be duly authorized and validly issued and will be fully paid and non-assessable.

         3.9 Convertible Securities. Other than (i) the Warrants which are issuable under the Subscription Agreements, (ii) the Agent's Warrants which are issuable under this Agreement, and (iii) an aggregate of 330,368 stock options awarded to Barry Reifler and Henry Mourad in connection with the continuation of their employment with the Issuer following the Merger, no securities convertible or exchangeable into Common Stock of the Issuer or agreements, warrants, options, rights or privileges for the purchase or other acquisition of any unissued securities of the Issuer are outstanding.





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         3.10    Intellectual Property Rights.  The Issuer or its subsidiaries own, possess or have access to adequate rights to use all material patents, patent rights, inventions, trademarks, service marks, trade names, copyrights and proprietary rights necessary for the conduct of their businesses as described in the Offering Documents; and the Issuer has no knowledge of any infringement of or conflict with rights of others, or any claims thereof, with respect to any patents, patent rights, inventions, trademarks, service marks, trade names, copyrights or other proprietary rights, the effect of which infringement, conflict or claims would be materially adverse to the Issuer.

         3.11 Financial Statements. The financial statements included in the Offering Documents (the "Financial Statements") are true and correct in all material respects and present fairly and accurately the financial position and results of the operations of the Issuer and its subsidiaries and of XIT Corporation and its subsidiaries for the periods shown therein, and the Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis except for normal year-end adjustments.

         3.12 Change in Circumstances. Since September 30, 1996, there has not been any adverse material change of any kind whatsoever in the financial position or condition of the Issuer (or of XIT Corporation prior to the Merger) or of any of the Issuer's subsidiaries, or any damage, loss or other change of circumstances of any kind whatsoever materially affecting the business or assets of the Issuer or of any of its subsidiaries or the right or capacity of the Issuer or of any of its subsidiaries to carry on their businesses.

         3.13 Defaults. Since September 30, 1996, neither the Issuer nor any of its subsidiaries has defaulted, or is currently in default (i) with respect to the payment of interest or principal on any material indebtedness of the Issuer or its subsidiaries, or (ii) under any material contract to which the Issuer or any of its subsidiaries is a party.

         3.14 Stop Orders. No order prohibiting the sale of the Issuer's securities has been issued against the Issuer or, to Issuer's knowledge, its directors, officers or promoters, and no proceedings for this purpose have been instituted, are pending, or, to its knowledge, are contemplated or threatened.

         3.15 Transfer Agent. American Securities Transfer, Inc., having its principal office in Lakewood, Colorado, has been duly appointed as the transfer agent for the Issuer's Common Stock.

         3.16 Reporting Company. The Issuer has a class of securities registered pursuant to Section 12(b) or 12(g) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") or is required to file reports pursuant to Section 15(d) of the Exchange Act.

         3.17 Exchange Act Reports. At the commencement of the Private Placement, the Issuer had filed all the material required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act for a period of at least the twelve months immediately prior thereto, and the Issuer has since remained, and continues to remain, current in satisfying such filing obligations.

         3.18 No Directed Selling Efforts. The Issuer, its affiliates, and persons acting on behalf of the foregoing have not made and will not make any Directed Selling Efforts in the United





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States with respect to the Securities or the Agent's Warrants or Agent's
Warrant Shares. For purposes of this Agreement, "Directed Selling Efforts" include any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the the subject securities, including, but not limited to, the placement of an advertisement in a publication with a general circulation in the United States that refers to the offering of the subject securities, the mailing of promotional materials to persons located in the United States or the holding of promotional meetings or seminars in the United States.

         3.19 Compliance with Regulation S. Assuming that the representations and warranties of the Subscribers in their respective Subscription Agreements, and of the Agent in this Agreement, are correct, the offer and sale of the Shares and the Warrants in the Private Placement is not subject to the registration or prospectus delivery requirements of the Securities Act by virtue of compliance with Rule 903 (including Rule 903(c)(2)) of Regulation S promulgated under the Securities Act. Assuming that (A) the representations and warranties of the Subscribers in their respective Subscription Agreements, and of the Agent in this Agreement, are correct, (B) the Warrants are exercised in accordance with all of their terms, and (C) the representations and warranties in the Notice of Exercise attached to the Warrants are true and correct when each Notice of Exercise is signed and delivered to the Issuer, the offer and sale of the Warrant Shares is not subject to the registration or prospectus delivery requirements of the Securities Act by virtue of compliance with Rule 903 (including Rule 903(c)(2)) of Regulation S promulgated under the Securities Act. Assuming that the representations and warranties of the Agent in this Agreement are correct, the offer and sale of the Agent's Warrants is not subject to the registration or prospectus delivery requirements of the Securities Act by virtue of compliance with Rule 903 (including Rule 903(c)(2)) of Regulation S promulgated under the Securities Act. Assuming that (A) the representations and warranties of the Agent in this Agreement are correct, (B) the Agent's Warrants are exercised in accordance with all of their terms, and (C) the representations and warranties in the Notice of Exercise attached to the Agent's Warrants are true and correct when the Notice of Exercise is signed and delivered to the Issuer, the offer and sale of the Agent's Warrant Shares is not subject to the registration or prospectus delivery requirements of the Securities Act by virtue of compliance with Rule 903 (including Rule 903(c)(2)) of Regulation S promulgated under the Securities Act.

         3.20 Placement Authorized. The terms of the Private Placement as set forth in the Offering Memorandum, and the form of the Offering Memorandum and exhibits thereto, have been duly authorized by all necessary corporate action on the part of the Issuer.

         3.21 Franchises. The Issuer and its subsidiaries hold all franchises, approvals, grants, authorizations, licenses, permits, easements, consents, certificates and orders ("franchises") from all federal, state and other governmental agencies, except to the extent that the failure to have any such franchise or franchises would not have a material adverse effect on the business, properties, financial condition or results of operations of the Issuer and its subsidiaries on a consolidated basis; and the Issuer and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any franchise or franchises which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a material adverse effect on the business, properties, financial condition or results of operations of the Issuer and its subsidiaries on a consolidated basis.





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         3.22    Taxes.  The Issuer and its subsidiaries have filed all tax returns required to be filed by them and have paid all taxes shown as due thereon; the Issuer or its subsidiaries have not been notified, either orally or in writing, that any taxing authority is conducting or intends to conduct an audit of any tax return or report filed by the Issuer or its subsidiaries concerning their business or properties; and the Issuer has no knowledge of any tax deficiency which has been asserted or threatened against the Issuer or its subsidiaries; provided, however, that the foregoing representations and warranties exclude matters which are immaterial in respect to, or have had and will have no material adverse effect on the business, properties, financial condition or results of operations of the Issuer and its subsidiaries on a consolidated basis.

         3.23 Dividends and Distributions. Except as described below, the Issuer has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on or of any of its Common Stock or Preferred Stock or other securities of any class, nor does the Issuer currently have any agreement or obligation, whether directly or indirectly, to redeem, purchase or otherwise acquire any such Common Stock, Preferred Stock or other securities of any class. The Issuer entered into an April 18, 1995 agreement with F. Jack Gorry, former President of the Issuer, to issue, register and tender to Mr. Gorry 130,000 shares of the Issuer's Common Stock (the "Gorry Shares"), and subsequently entered into an Agreement of Settlement and Mutual Release dated June 28, 1996 (the "Settlement Agreement"), which provided for the Issuer to pay $1,700 per month to Mr. Gorry until the sooner of December 1, 1996 or the lifting of the restrictions on the Gorry Shares, plus payment of certain attorney's fees. The Settlement Agreement also provided that, if the Gorry Shares have a market value less than $170,000 on the date trading restrictions on the Gorry Shares are lifted, the Issuer will pay Mr. Gorry the difference in value within ten days, and, if the Gorry Shares are not freely transferable by November 30, 1996, the Issuer will pay liquidated damages of $170,000 to Mr. Gorry by December 10, 1996 and Mr. Gorry will surrender to the Issuer the stock certificate representing the Gorry Shares. On November 30, 1996 the parties amended the Settlement Agreement (the "Amendment") to provide for an additional payment to Mr. Gorry of $17,500, continued payments to Mr. Gorry of $1,700 per month until the sooner of July 1, 1997 or the lifting of restrictions on the Gorry Shares, and the payment of certain additional attorney's fees. The Amendment also changed the deadline for lifting of restrictions from November 30, 1996 to June 30, 1997 and the deadline for payment of liquidated damages from December 10, 1996 to July 10, 1997.

         3.24 Exclusive Agent; No Finder. Other than the Agent and its agents, there is no person, firm or corporation acting or purporting to act at the request of the Issuer who is entitled to any brokerage or finder's fee in connection with sales of Units to the Agent's clients.

         3.25 Labor Relations. To the Issuer's knowledge, labor relations with employees of the Issuer and its subsidiaries are good and no labor disturbance or stoppage by the employees of the Issuer or its subsidiaries exists or is imminent which might be expected to materially and adversely affect the conduct of the business of the Issuer.

         3.26 Insurance. The Issuer and its subsidiaries maintain insurance, which is in full force and effect, of the types and in the amounts which the Issuer believes are adequate for its business and in line with insurance maintained by similar companies and businesses, including but not limited to, insuring all personal property owned or leased by the Issuer against theft, damage, destruction, acts of vandalism, public liability and all other risks customarily insured against.





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         3.27    No Price Manipulation or Stabilization.  Since January 1,
1997, the Issuer has not taken, directly or indirectly, any action designed to constitute or which has constituted or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security issued by the Issuer.

         3.28 No Significant Proposed Transactions. The Issuer has not agreed, or agreed in principle, to merge with or acquire any other business, division or unit thereof or to sell the Issuer's business or any significant part of the Issuer's assets otherwise than through transactions occurring in the ordinary course of the Issuer's business.

         3.29 Books and Records. The Issuer and its subsidiaries make and keep accurate books and records and maintain internal accounting controls which provide reasonable assurance that (a) transactions are executed in accordance with management's authorization, (b) transactions are recorded as necessary to permit preparation of financial statements and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's authorization and, (d) reported assets are compared with existing assets at reasonable intervals.

4.       Representations and Warranties of Agent.
         ---------------------------------------

         The Agent represents and warrants to and for the benefit of the Issuer that:

         4.1 The Agent is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario. The Agent has the requisite corporate power to carry on its business as presently conducted, and to enter into and carry out the provisions of this Agreement and the transactions contemplated hereby.

         4.2 All corporate action on the part of the Agent, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Agent and the performance of all of the Agent's obligations hereunder has been taken. This Agreement, when executed and delivered by the Agent, will, if duly authorized, executed and delivered by the Issuer, be a valid and binding obligation of the Agent, enforceable against the Agent in accordance with its terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws and except as the foregoing may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

         4.3 The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement do not and will not conflict with and do not and will not result in a breach of any of the terms of the Agent's incorporating documents or any agreement or instrument to which the Issuer is a party.

5.       Covenants of the Issuer.
         -----------------------

         The Issuer covenants and agrees with the Agent that:





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         5.1     The Issuer shall furnish the Agent with copies of the Offering
Documents, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Agent may reasonably request for its use in connection with the Private Placement.

         5.2 The Issuer covenants to comply with all applicable requirements of Regulation S under the Securities Act in connection with the Private Placement.

         5.3 The Issuer will deliver to the Agent and to its legal counsel at the time of each Closing a certificate (the "Officer's Certificate") addressed to the Agent and dated the Closing Date for such Closing, signed by the Chief Executive Officer or Chief Financial Officer of the Issuer, to the effect that (i) there has not been, since the respective dates as of which information is given in the Offering Documents, any material adverse change (whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Issuer on a consolidated basis; (ii) all of the representations and warranties contained in
Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of such Closing, after giving effect to the transactions contemplated hereby (and subject to the disclosures made on Schedule A to this Agreement); and (iii) the Issuer has performed and complied in all material respects with all agreements, covenants, terms and conditions required to be performed, complied with and satisfied by it up to the time of such Closing.

         5.4 At the time of each Closing, the Issuer will deliver all required Legal Opinions (as defined in Section 8.7) to the Agent and its counsel.

         5.5 From and including the date that this Agreement is executed through and including the Closing Date for each Closing, the Issuer will do all such acts and things reasonably necessary to ensure that all of the representations and warranties of the Issuer contained in this Agreement or any Officer's Certificate delivered by the Issuer pursuant to this Agreement remain true and correct.

         5.6 From and including the date that this Agreement is executed through and including the Closing Date for each Closing, the Issuer will not do any act or thing that would render any representation or warranty of the Issuer contained in this Agreement or any Officer's Certificate delivered by the Issuer pursuant to this Agreement untrue or incorrect.

         5.7 Prior to each Closing, the Issuer will allow the Agent to conduct all due diligence which the Agent may reasonably require.

         5.8 At all times during the Exercise Period of the Warrants (as defined in the Warrants), the Issuer shall have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of the Warrants, a sufficient number of shares of its Common Stock to provide for the exercise of the Warrants in accordance with their terms. In addition, at all times during the Exercise Period of the Agent's Warrants (as defined in the Agent's Warrants), the Issuer shall have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of the Agent's Warrants, a sufficient number of shares of its Common Stock to provide for the exercise of the Agent's Warrants in accordance with their terms.





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         5.9     The Issuer will duly and punctually perform all of the
obligations to be performed by it under this Agreement, the Subscription Agreements, the Warrants and the Agent's Warrants.

         5.10 The Issuer will use its best efforts to maintain the quotation of the Issuer's Common Stock on Nasdaq on either the SmallCap Market or the National Market System, or to obtain and maintain the listing of the Issuer's Common Stock for trading on a United States national securities exchange, as such term is defined in Section 6 of the Exchange Act and rules and regulations promulgated thereunder.

         5.11 Prior to or promptly after each Closing, the Issuer will take all actions necessary for the Shares issued in such Closing to be quoted for trading on the Nasdaq SmallCap Market. Promptly after the first exercise of any Warrants or Agent's Warrants issued in the Private Placement, the Issuer will take all actions necessary for all of the Warrant Shares and Agent's Warrant Shares which are issuable as a result of the Private Placement to be quoted for trading on the Nasdaq SmallCap Market or quoted or listed on such other automated quotation system or national securities exchange which, at that time, is the principal market for trading of the Issuer's Common Stock.

         5.12 For at least one year after the last Closing of the Private Placement, the Issuer will engage and adequately compensate a public relations firm to disseminate news and other corporate information to the North American stock brokerage community in conformity with applicable laws and regulations.

6.       Covenants of the Agent.
         ----------------------

         The Agent covenants and agrees with the Issuer that:

         6.1 The Agent will comply with all applicable laws of each jurisdiction in which it offers the Units for sale on behalf of the Issuer; provided, however, that the Issuer shall be solely responsible for making any required filings and obtaining any required permits in respect thereto.

         6.2 The Agent will comply with all applicable requirements of Regulation S under the Securities Act in connection with the Private Placement.

         6.3 The Agent will duly and punctually perform all of its obligations under this Agreement and the Subscription Agreements.

7.       Conditions Precedent.
         --------------------

         The following are conditions precedent to the obligations of the Agent to complete the transactions contemplated in this Agreement:

         7.1 All actions required to be taken by or on behalf of the Issuer, including the adopting of all requisite resolutions of directors of the Issuer, will have been taken so as to validly offer, sell, allot, issue and deliver the Units to the Subscribers.

         7.2 No order prohibiting the offer, sale, allotment, issuance or delivery of the Units will have been issued and no proceedings for such purpose, to the knowledge of the Issuer, will be pending or threatened.

         7.3 The Issuer will have delivered, at the time of each Closing, all Legal Opinions (as hereinafter defined) and Officer's Certificates required under this Agreement.

         7.4 The Issuer will, as of the time of each Closing, have complied with all of its covenants and agreements contained in this Agreement.

         7.5 The Agent will have been entirely satisfied with the results of its due diligence investigations.

         7.6 Except as otherwise disclosed in writing by the Issuer to the Agent, the representations and warranties of the Issuer contained in this Agreement will, as of the time of each Closing, be true and correct as if such representations and warranties had been made as of the time of such Closing.

8.       Closing.
         -------

         8.1 The first Closing ("First Closing") of the Private Placement may be held only on condition that the Minimum Proceeds have been received by the Agent from the Subscribers and the Merger of XIT Corporation into the Issuer has been completed. The Issuer hereby represents and warrants that, as of the date of execution of this Agreement, the Merger has already been completed.

         8.2 Provided that all of the conditions to the First Closing have been satisfied or waived in accordance with the terms of this Agreement and the Subscription Agreements, the First Closing shall take place on April 1, 1997 at 9:00 a.m. (Pacific time) or on such other date or at such other time as the Issuer and the Agent shall mutually agree. If an amount less than the Maximum Proceeds is received by the Issuer in the First Closing, the Issuer and the Agent may agree to hold a second Closing (the "Second Closing") on or before the Termination Date for all or any part of the balance of the Maximum Proceeds not received by the Issuer in the First Closing. The date of each such Closing is referred to in this Agreement as a "Closing Date." Prior to each Closing, all subscription funds received by the Agent will be held by the Agent in trust for the benefit of the Subscribers.

         8.3 Each Closing will be held at the offices of the Issuer located at 4290 Brickell Street in Ontario, California, and/or such other place or places as may be mutually acceptable to the Issuer and the Agent.

         8.4 Prior to each Closing, the Agent will deliver or cause to be delivered to the Issuer the Subscription Agreements executed by the Subscribers.

         8.5 Prior to each Closing, the Issuer will deliver to the Agent or its counsel a certificate of good standing from each jurisdiction where the Issuer and its subsidiaries are incorporated and are qualified or required to be qualified to do business as foreign corporations;

provided, however, that this obligation shall apply with respect to non-U.S. subsidiaries of the Issuer only to the extent that such certificates (or their legal equivalent) are reasonably available to the Issuer under the circumstances.

         8.6 The Issuer will cause the definitive instruments representing the Shares, the Warrants and Agent's Warrants (the "Certificates") to be issued at each Closing to be executed and made available for inspection by the Agent or its counsel prior to such Closing.

         8.7 At each Closing, the Issuer shall (i) upon its acceptance of the Subscription Agreements, execute and deliver the Subscription Agreements to the Agent, and (ii) deliver to the Agent the Officer's Certificate described in
Section 5.3 and such opinions of the Issuer's legal counsel as the Agent reasonably requires ("Legal Opinions"); following which the Agent will deliver, or cause to be delivered to the Issuer, by wire transfer or account transfer in immediately available funds, an amount equal to the Net Proceeds of the Private Placement (as hereinafter defined) for such Closing. The Issuer will provide the Agent with its wire or account transfer instructions prior to each Closing.

         8.8 Upon receipt of confirmation of the wire or account transfer of the Net Proceeds of the Private Placement for each Closing, the Issuer shall deliver the Certificates to the Agent or its counsel, and the Agent shall arrange for the prompt distribution to the Subscribers of the certificates representing the Shares and Warrants.

9.       Agent's Fee and Expenses.
         ------------------------

         9.1 Immediately prior to each Closing and the release of proceeds from the sale of Units to the Issuer, the Issuer and Agent shall identify all Units being sold as to which the Agent is entitled to a fee, with the gross proceeds of the sale of such Units being referred to herein as the "Gross Proceeds of the Private Placement."

         9.2 On the Closing Date for each Closing the Issuer will pay to the Agent, in consideration of the services performed by the Agent under this Agreement, a cash fee of seven percent (7%) of the Gross Proceeds of the Private Placement (the "Placement Fee") for such Closing. The Placement Fee shall be in addition to the reimbursement of the Agent's Expenses provided for in Section 9.3 of this Agreement.

         9.3 On the Closing Date for each Closing, the Issuer shall reimburse in full all of the Agent's legal and out-of-pocket expenses related to the Private Placement in an amount not to exceed two percent (2%) of the Gross Proceeds of the Private Placement for such Closing, net of any amounts previously advanced by the Issuer to the Agent for such purpose (the "Agent's Expenses"). The Agent shall, as soon as practicable after each Closing, provide the Issuer with an itemized accounting of the Agent's Expenses for such Closing.

         9.4 With respect to each Closing, the Gross Proceeds of the Private Placement, less the amount of the Placement Fee and the amount of the Agent's Expenses, shall constitute the "Net Proceeds of the Private Placement" for purposes of this Agreement.

         9.5 On the Closing Date for each Closing, the Issuer shall also grant and deliver to the Agent, as additional consideration hereunder, non-transferable warrants to purchase such number of shares of Common Stock as equals 7% of the number of Shares issued to Subscribers at such Closing (the "Agent's Warrants"). The Agent's Warrants shall be exercisable for a period of three years from such Closing Date at an exercise price equal to the lesser of the Average Reported Price and $3.50. The Agent's Warrants shall be in substantially the same form as that of the Warrants issued to Subscribers at the Closing, including standard anti-dilution adjustments. With respect to the shares of Common Stock purchasable upon exercise of the Agent's Warrants (the "Agent's Warrant Shares"), the Issuer hereby grants to the Agent the same registration rights provided to Subscribers under Section 9 of the Subscription Agreements, and the provisions of Section 9 of the Subscription Agreements (except for Section 9.12) are incorporated herein by this reference (substituting the word "Issuer" for the word "Company" wherever it appears, the word "Agent" for the word "Subscriber" wherever it appears, the words "Agent's Warrants" for the word "Warrants" wherever it appears, and the words "Agent's Warrant Shares" for the word "Shares" wherever it appears). In connection with the offer and sale of the Agent's Warrants and the Agent's Warrant Shares to the Agent, the Agent hereby makes the Subscriber representations and warranties to the Issuer which are set forth in Sections 7.7, 7.8 and 7.9 of the Subscription Agreements (substituting the words "Agent's Warrants and Agent's Warrant Shares" for the word "Units" wherever it appears), all of which provisions (as thus modified) are incorporated herein by this reference.

         9.6 The Issuer will pay its own expenses incident to the transactions contemplated by this Agreement. The expenses of the Issuer include, but are not limited to (i) fees and disbursements of counsel for the Issuer; (ii) costs of the preparation, review, printing or photocopying, and delivery of the Offering Documents, Subscription Agreements and each amendment or supplement thereto; and (iii) Issuer's fees and expenses which may be incurred pursuant to the registration rights provisions referred to in Section
9.5 of this Agreement.

10.      Indemnification.
         ---------------

         10.1 The Issuer hereby covenants and agrees to protect, indemnify and hold harmless the Agent and its directors, officers, employees, solicitors, attorneys and agents, but specifically excluding any investor in the Private Placement (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") from and against all losses, claims, costs, expenses, obligations, damages, recoveries, forfeitures or liabilities, including interest, penalties and reasonable attorneys' fees, which they may suffer or incur caused by or arising directly or indirectly by reason of:

                 10.1.1 any information or statement contained in the Offering Documents or any other representation made by the Issuer to the Agent or to a Subscriber or potential Subscriber in this Agreement or the Subscription Agreements being or being alleged to be a material misrepresentation;

                 10.1.2 the omission or alleged omission to state in the Offering Documents a material fact required to be stated therein or necessary to prevent any statement made therein from being false or misleading in light of the circumstances under which it was made;

                 10.1.3 the Issuer's failure to comply with any requirement of securities laws or regulations of any jurisdiction applicable to the Private Placement;

                 10.1.4 any order made or any inquiry, investigation (whether formal or informal) or proceeding commenced or threatened by any regulatory authority based upon an allegation that any untrue statement of a material fact or alleged omission or any misrepresentation or alleged misrepresentation of a material fact exists in the Offering Documents or in any public statement or press release by the Issuer which prevents or restricts the trading in or distribution of the Units otherwise permitted;

                 10.1.5 the Issuer's failure to comply with any of its obligations hereunder, through no fault of the Agent or Indemnified Party, including any material breach of or default under any representation, warranty, covenant or agreement of the Issuer contained in this Agreement or any other document to be delivered pursuant to this Agreement;

                 10.1.6 any order made by any court or regulatory authority setting aside the sale or issuance of any of the Units, Agent's Warrants, or underlying securities; or

                 10.1.7 the failure or inability of the Issuer to issue and deliver in satisfactory form the instruments representing Units or Agent's Warrants.

Provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage, cost, expense, obligation, recovery, forfeiture or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission made in the Offering Documents in reliance upon and in conformity with information furnished to the Issuer by the Agent expressly for use therein; and provided, further that such indemnity shall not inure to the benefit of the Indemnified Parties to the extent that any loss, claim, damage, cost, expense, obligation, recovery, forfeiture or liability results from the fact that the Agent failed to send or give a copy of the Offering Documents to any person at or prior to the confirmation of the sale of the Units to such person or to the extent any Indemnified Party fails to comply with the Securities Act in connection with the sale of the Units.

         10.2 If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Issuer pursuant to the provisions hereof, or if any potential claim contemplated by this Section shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Issuer in writing of the nature of such action or claim (provided that any failure to so notify shall not affect the Issuer's liability under this Section unless such delay has prejudiced the defense of such claim). The Issuer will assume the defense of the action or claim, including the employment of counsel and the payment of all expenses.
The Indemnified Parties will have the right to employ separate counsel at the expense of the Issuer in the event of a conflict of interests between the Issuer and such Indemnified Party or Parties; provided, however, that the Indemnified Parties shall not unreasonably delay their exercise of this right. Neither party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent not to be unreasonably withheld or delayed. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified in this Agreement obtained by the Indemnified Party from any other person and will continue in full force and effect until all possible liability of the Indemnified Parties arising out of the transactions contemplated by this Agreement has been extinguished by the operation of law.

         10.3 To the extent that any Indemnified Party is not a party to this Agreement, the Agent shall obtain and hold the right and benefit arising under this Section on their behalf in trust for and on behalf of such Indemnified Party.

         10.4 The Issuer hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to indemnification hereunder is brought against the Agent or any Indemnified Party and to the assignment of the benefit of this Section to any Indemnified Party for the purpose of enforcement; provided, that nothing herein shall limit the Issuer's right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

11.      Contribution.
         ------------

         11.1 In the event that, for any reason, the indemnity provided for in Section 10 hereof is held to be illegal or unenforceable, the Agent and the Issuer shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities of the nature provided for in Section 10, such that the Agent shall be responsible for that portion thereof represented by the percentage that the Placement Fee bears to the Gross Proceeds of the Private Placement, and the Issuer shall be responsible for the balance.

         11.2 Notwithstanding Section 11.1, a person who has committed a fraudulent misrepresentation shall not be entitled to contribution from any other party.

         11.3 Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section, notify such party from whom contribution may be sought; provided, however, that the omission of any party to notify such other party or parties shall not relieve the party or parties from whom contribution is sought from any obligation hereunder to the extent such party or parties were not adversely affected by such omission.

         11.4 The right to contribution provided in this Section shall be in addition to, and not in derogation of, any other right to contribution which the Agent may have by statute or otherwise by law.

12.      Termination of Agent's Obligations.
         ----------------------------------

         12.1 With respect to each Closing, the Agent may terminate its obligations hereunder and the Subscribers' obligations under the Subscription Agreements, by written notice to the Issuer, in the event that after the date hereof and at or prior to the Closing Date for the such Closing:

                 12.1.1 any order prohibiting or restricting the distribution of the Units is made, or proceedings are announced, commenced or threatened for the making of any such order, by any securities commission or exchange or any other competent authority and has not been rescinded, revoked or withdrawn;

                 12.1.2 any inquiry, action, suit or investigation (whether formal or informal) or other proceeding in relation to the Issuer or any of its respective directors or executive officers is announced, commenced or threatened by any securities commission or exchange or by any other competent authority if, in the opinion of the Agent, the announcement, commencement or threatening thereof adversely affects the distribution of the Units;

                 12.1.3 the Issuer is in material breach of, default under, or non-compliance with any representation, warranty, term or condition of this Agreement;

                 12.1.4 the Units cannot, in the opinion of the Agent, be profitably marketed due to the state of the financial markets;

                 12.1.5 there shall have occurred any material change from the disclosures set forth in the Offering Documents, as determined by the Agent in its sole discretion, in the business, operations, capital or condition (financial or otherwise) or the results of operations of the Issuer and its subsidiaries (taken as a whole), or its properties, assets, liabilities or obligations (absolute, accrued, contingent or otherwise);

                 12.1.6 there should develop, occur or come into effect or existence any event, action, state, condition or financial occurrence, or any catastrophe, of national or international consequence, any action, law or regulation, or any other occurrence of any nature whatsoever, which, in the sole opinion of the Agent, seriously adversely affects or involves, or may seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Issuer and its subsidiaries (taken as a whole), the distribution of the Units, or a Subscriber's decision to purchase the Units, even if the Subscriber has already executed a Subscription Agreement for all or a portion of the Units offered; or

                 12.1.7 the Agent is not satisfied with the results of its due diligence investigations relating to the Issuer and its subsidiaries.

         12.2 The right of the Agent to terminate its obligations under this Agreement is in addition to such other remedies as it has or may have in respect of any default, act or failure to act of the Issuer in respect of any of the matters contemplated by this Agreement.

13.      Garnishing Orders.
         -----------------

         13.1 If at any time before the completion of any Closing of the Private Placement the Agent receives a garnishing order or other form of attachment purporting to attach or garnish a part or all of the sale price of any of the Units, the Agent may pay the amount purportedly attached or garnished into court.

         13.2 Any payment by the Agent into court contemplated in this Agreement is deemed to have been received by the Issuer as payment by the Agent against the sale price of the Units to the extent of the amount paid, and the Issuer is bound to issue and deliver the Units proportionately to the amount paid by the Agent.

         13.3 The Agent is not bound to ascertain the validity of any garnishing order or attachment, or whether in fact it attaches any monies held by the Agent, and the Agent may act with impunity in responding to any garnishing order or attachment by payment into court.

         13.4 The Issuer shall release, indemnify and save harmless the Agent in respect of all damages, costs, expenses or liabilities arising from any acts of the Agent under this Section 13.

14.      Notices.
         -------

         14.1 Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or by professional courier service, or by telecopier via the telefax numbers indicated below. Any notice shall be addressed to the party to be notified at the addresses indicated below:

         In the case of the Issuer:      MicroTel International, Inc.
                                         4290 East Brickell Street
                                         Ontario, California 91761, U.S.A.
                                         Attention:  Carmine T. Oliva
                                         Telefax:  (909) 391-4558

         with a copy to:                 Gallagher, Briody & Butler
                                         212 Carnegie Center, Suite 402
                                         Princeton, New Jersey 08540, U.S.A.
                                         Attention:  Thomas P. Gallagher, Esq.
                                         Telefax:  (609) 452-6000

         In the case of the Agent:       Yorkton Securities Inc.
                                         10th Floor, Bentall 4
                                         1055 Dunsmuir Street
                                         Vancouver, British Columbia
                                         Canada  V7X 1L4
                                         Attention:  Gordon Keep
                                         Telefax:  (604) 640-0512

         with a copy to:                 Miller & Holguin
                                         1801 Century Park East
                                         Seventh Floor
                                         Los Angeles, California 90067, U.S.A.
                                         Attention:  J. Brad Wiggins, Esq.
                                         Telefax:  (310) 557-2205

         14.2 The Issuer and the Agent may change their respective addresses for notice by notice given in the manner referred to in this Section, upon ten
(10) days' advance notice.

15.      Miscellaneous.
         -------------

         15.1 Survival. The representations and warranties made in this Agreement shall be true at the time of each Closing as though they were made at the time of such Closing, and they shall survive the completion of the transactions contemplated under this Agreement for one year thereafter. The provisions of this Agreement which, by their terms, require performance by a party to this Agreement subsequent to any Closing of the Private Placement shall survive such Closing.

         15.2 Further Assurances. The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as a party may, either before or after each Closing of the Private Placement, reasonably require in order to carry out the full intent and meaning of this Agreement.

         15.3 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Issuer, the Agent, and their respective successors and representatives. This Agreement and its conditions and provisions are intended to be and are for the sole and exclusive benefit of the parties to it and their respective successors and representatives, and not for the benefit of any other person, firm or corporation unless expressly stated otherwise. This Agreement may not be assigned by any party hereto without the prior written consent of both of the parties hereto.

         15.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         15.5 Execution and Delivery. The parties hereto may rely on delivery by facsimile machine of an executed copy of this Agreement, and acceptance by any party of such facsimile copy shall be equally effective to create a valid and binding agreement between the parties in accordance with the terms hereof.

         15.6 Governing Laws. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

         15.7 Titles. The titles of the sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

         15.8 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters. Each party to this Agreement acknowledges that no representation, inducement, promise or agreement, whether written or oral, has been made by any party, or anyone acting on behalf of any party, which is not embodied or referenced herein, and that no other agreement, statement, or promise not contained or referenced in this Agreement shall be valid or binding.

         15.9 Amendment. Any modification of this Agreement will be effective only if it is in writing and signed by all parties to this Agreement.

         15.10 Waiver. Any party to this Agreement may waive compliance by the other with any of the terms, provisions and conditions set forth in this Agreement; provided, however, that any such waiver must be in a writing specifically setting forth the provisions thus waived and may not result in a material change to any of the material terms of the Private Placement unless such change is consented to by each Subscriber participating in the Private Placement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

                                   MICROTEL INTERNATIONAL, INC.



                                   By: /s/ Carmine T. Oliva
----------------------                 -------------------------------------
                                   Title: President/CEO


                                   YORKTON SECURITIES INC.



                                   By: /s/ Gordon B. Keep
----------------------                 -------------------------------------
                                   Title: V.P. Corporate Finance

                                   SCHEDULE A
                                   ----------

                                     [None]